Exhibit 23.1 CONSENT OF INDEPENDENT AUDITORS




       We consent to the incorporation by reference in this Registration Statement on Form S-3 of Room Plus, Inc. of our reports dated March 30, 1998 and August 4, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-KSB and amendment thereto on Form 10-KSB/A of Room Plus, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ EHRENKRANTZ STERLING & CO., LLC

EHRENKRANTZ STERLING & CO., LLC
Certified Public Accountants
Livingston, New Jersey
August 21, 1998